UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 3.02 Unregistered Sales of Equity Securities

On June 22, 2018, Energy Fuels Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Excalibur Industries (“Excalibur”), and EFR Services LLC (“EFR”), pursuant to which the Company, through EFR, will acquire royalties in the Company’s Nichols Ranch ISR project in Wyoming, as well as royalties on several operating, standby and advanced-stage ISR projects in Wyoming owned and operated by Power Resources, Inc., a wholly-owned subsidiary of Cameco Corporation (collectively, the “Royalties”)(the “Transaction”).

As consideration for the Royalties, the Company will deliver to Excalibur, common shares of the Company having a total value of $3.6 million, subject to adjustments, as follows:

•

$3.25 million of common shares at closing of the Transaction, which will be priced based on the volume-weighted average price of the Company shares on the NYSE American for the five most recent trading days ending on the last trading day prior to closing (the “VWAP”).

•	$0.35 million of common shares, subject to adjustments, six months following closing of the Transaction, which will be priced based on the VWAP.

The Company will also deliver cash to Excalibur based on the aggregate amount payable to Excalibur and its subsidiaries pursuant to the Royalties as of the closing date of the Transaction and based on certain closing adjustments.

The closing of the Transaction is subject to Excalibur shareholder approval, stock exchange approval, satisfactory completion by the Company of its due diligence investigations, as well as other closing conditions set out in the APA.

The APA supersedes the Agreement and Plan of Merger that the Company entered into with Excalibur on November 10, 2017.

The common shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and under an exemption under the applicable state securities laws.

Item 8.01 Other Events.

On June 25, 2018, the Company announced that effective June 25, 2018, the Company has been added as a member of the broad-market Russell 3000® Index, as part of the 2018 Russell indexes reconstitution.

On June 28, 2018, the Company announced that it raised between May 11, 2018 and June 25, 2018, $16.0 million through its At-The-Market program, at an average price of $2.08 per share, including $7.8 million on Friday, June 22, 2018 at an average price of $2.10 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: June 28, 2018	By: /s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel
and Corporate Secretary